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                                                                    Exhibit 3.30

                                     BYLAWS

                                       OF

                              WING INDUSTRIES, INC.

                    (HEREIN REFERRED TO AS THE "CORPORATION")


                                   ARTICLE I.

                                  CAPITAL STOCK

            SECTION 1. CERTIFICATES REPRESENTING SHARES. The Corporation shall deliver certificates representing shares to which shareholders are entitled in such form as shall be approved by the Board of Directors, or the Corporation may issue uncertificated shares in accordance with the requirements of the Texas Business Corporation Act. Each certificate shall bear on its face the statement that the Corporation is organized in Texas, the name of the shareholder to whom the certificate is being issued, the name of the Corporation, the number, class and series of shares issued and the par value or a statement that the shares are without par value. Each certificate shall also contain, on its face or back, all recitations or references required by law. Certificates for shares of the Corporation shall be issued only when consideration for the shares has been fully paid. Such certificates shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such President or Vice President and Secretary or Assistant Secretary may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

            SECTION 2. SHAREHOLDERS OF RECORD. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary of the Corporation shall maintain, among other records, a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares

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originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

            SECTION 3. TRANSFER OF SHARES. The shares of the Corporation shall be transferable on the stock transfer book of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates representing such shares. All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the secretary may prescribe. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.


                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

            SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the registered office of the Corporation in the City of Dallas, Texas or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

            SECTION 2. ANNUAL MEETING. Commencing with the year 1997, annual meetings of the shareholders shall be held on the first Tuesday of May each year at such hour as may be designated in the notice of the meeting, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If the annual meeting is not held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election

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held at that meeting shall be as valid as if held at the annual meeting.
Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

            SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President, the executive committee or the Board of Directors. Special meetings of shareholders may also be called by the Secretary upon the written request of the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than ten percent (10%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation, but in no event shall the Articles of Incorporation provide for a number of shares greater than fifty percent (50%). Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

            SECTION 4. NOTICE OF MEETING. Written notice of all meetings, stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Notice for an adjourned meeting is not necessary unless the meeting is adjourned for thirty days or more, in which case, notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act, the Articles of Incorporation or these Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or
(2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Texas Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

            SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any distribution, dividend or the

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allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of shareholders not less than ten
(10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer book shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer book is closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such book shall be closed for at least ten (10) days immediately preceding such meeting.

            SECTION 6. VOTING LIST. The officer or agent having charge of the stock transfer book of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this
Section 6 shall not affect the validity of any action taken at such meeting.

            SECTION 7. VOTING AT MEETINGS. Any holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. Voting on any resolution at the meeting shall be by voice, unless any shareholder demands a ballot vote before the voting begins. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Corporation who extended its credit under terms requiring the appointment, (d) an employee of the Corporation whose employment contract requires the appointment, or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions or revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

            SECTION 8. QUORUM OF SHAREHOLDERS. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting

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of shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without notice of adjournment other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The vote of the holders of a majority of the shares entitled to vote, and, thus, represented, at a meeting at which a quorum is present, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

            SECTION 9. OFFICERS. The President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his or her duties shall be performed by another director or officer of the Corporation appointed at the meeting.


                                  ARTICLE III.

                                    DIRECTORS

            SECTION 1. NUMBER AND TENURE. The business and affairs of the Corporation shall be managed by a Board of Directors, consisting initially of two (2) members. The number of members on the Board of Directors may be increased or decreased from time to time by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these Bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. Directors need not be shareholders of the Corporation.

            SECTION 2. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            SECTION 3. PLACE OF MEETING. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer

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calling the meeting. In the absence of specific designation, the meetings shall be held at the office of the Corporation in the City of Dallas, Texas.

            SECTION 4. REGULAR MEETINGS. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. The Board of Directors may designate other times for the conduct of regular meetings of the Board of Directors. No notice of annual meetings or regular meetings for which the Board of Directors has designated a time need be given to members of the Board of Directors.

            SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the President, or any two
(2) directors of the Corporation. Notice shall be sent by mail or telegram to the last known address of each director at least four (4) days before the meeting. Oral notice may be substituted for such written notice if given not later than one day before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where such director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            SECTION 6. QUORUM. A majority of the number of directors fixed by or in the manner provided in these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

            SECTION 7. COMPENSATION. Directors as such shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

            SECTION 8. REMOVAL. Any and all directors may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a

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majority of the shares represented at such meeting and entitled to vote for the election of directors.

            SECTION 9. COMMITTEES. The Board of Directors may, by resolution, designate an executive Committee and one (1) or more other committees to conduct the business and affairs of the Corporation, to the extent authorized by the resolution and subject to the restrictions of the Texas Business Corporation Act. The Board of Directors, by majority vote, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to terminate the existence of any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Every committee so designated shall keep regular minutes of the proceedings and regularly report the minutes to the Board of Directors.

                                   ARTICLE IV.

                                    OFFICERS

            SECTION 1. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may elect such other officers, including a Chairman of the Board, a Vice President or Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers, and appoint such agents, as it may deem necessary or desirable. All officers shall, unless otherwise removed by the Board of Directors, hold office until their successors are elected and qualified. Any two or more offices may be held by the same person. The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board from time to time, except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.

            SECTION 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall, unless otherwise removed by the Board of Directors, hold office until his successor is chosen and qualified.

            SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

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            SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if
there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

            SECTION 5. PRESIDENT. Subject to the supervisory powers, if any, that may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation hereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

            SECTION 6. VICE PRESIDENT. Any Vice President, if there shall be such an officer, may perform the usual and customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the President) and, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her.

            SECTION 7. SECRETARY. It shall be the duty of the Secretary to send any and all required notices of and to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings of such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with his or her signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock transfer book in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall attest and keep at the registered office of the Corporation the original or a copy of these Bylaws, as they may be amended, and the original of the Articles of Incorporation, as they may be amended. The Secretary shall also attest with his or her signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her. The duties of the Secretary may also be performed by any Assistant Secretary.

            SECTION 8. TREASURER. The Treasurer, if there shall be such an officer, shall keep such moneys of the Corporation as may be entrusted to his or her keeping and account for

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the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him or her. The duties of the Treasurer may also be performed by any Assistant Treasurer.

            SECTION 9. DELEGATION OF AUTHORITY. In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.


                                   ARTICLE V.

                          INDEMNIFICATION AND INSURANCE

            SECTION 1. INDEMNIFICATION OF DIRECTORS.

            A. DEFINITIONS.

            For purposes of this Article:

            (1) "Expenses" include court costs and attorneys' fees.


            (2) "Official capacity" means

                  (a) when used with respect to a director, the office of director in the Corporation, and

                  (b) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation, but

                  (c) in both clauses (a) and (b) of this subsection A(2), such term does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

            (3) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any

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appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

            B. INDEMNIFICATION WHERE DIRECTOR HAS BEEN WHOLLY SUCCESSFUL IN THE PROCEEDING. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

            C. INDEMNIFICATION WHERE DIRECTOR HAS NOT BEEN WHOLLY SUCCESSFUL IN PROCEEDING.

            (1) The Corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation, and who does not qualify for indemnification under subsection B of this Section, if it is determined, in accordance with the procedure set out in subsection C(4) of this Section, that the person:

                  (a)   conducted himself in good faith;

                  (b)   reasonably believed:

                        (i) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interest; and

                        (ii) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and

                  (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

            (2) The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements set forth in subsection C(1) of this Section. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

            (3) A person may be indemnified under subsection C(1) of this Section against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal

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benefit was improperly received by the person, the indemnification (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

            (4) Any indemnification under subsection C(1) of this Section shall be made by the Corporation only upon a determination that indemnification of the director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

                  (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the proceeding;

                  (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designation directors who are named defendants or respondents in the proceeding may participate), such committee to consist solely of two (2) or more directors who, at the time of the committee vote, are not named defendants or respondents in the proceeding;

                  (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this subsection C(4) or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the proceeding may participate); or

                  (d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

            Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is proper, except hat if the determination that indemnification is proper is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of this subsection C(4) for the selection of special legal counsel. In the event a determination is made under this subsection C(4) that a director has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

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            (5) Except to the extent permitted by subsection C(3) of this
Section, a director may not be indemnified under subsection C(1) of this Section in respect of a proceeding:

                  (a) in which the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the director's official capacity; or

                  (b)   in which the person is found liable to the Corporation.

            D. COURT-ORDERED INDEMNIFICATION. A director may apply to a court of competent jurisdiction for indemnification from the Corporation, whether or not he has met the requirements set forth in subsection C(1) of this Section or has been adjudged liable in the circumstances described by subsection C(5) of this Section. If a director of the Corporation seeks to obtain court-ordered indemnification, the Corporation and its Board of Directors shall cooperate fully with such director in satisfying the procedural steps required therefor.

            E. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation at reasonable intervals in advance of the final disposition of the proceeding, and without making any of the determinations specified in subsection C(4) of this Section, after receipt by the Corporation of:

            (1) a written affirmation by such director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article; and

            (2) a written undertaking by or on behalf of such director to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited general obligation of the director but need not be secured and it may be accepted by the Corporation without reference to financial ability to make repayment.

            F. DIRECTORS AS WITNESSES. The Corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

            G. NOTICE TO SHAREHOLDERS. Any indemnification of or advancement of expenses to a director in accordance with this Section shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve
(12) month period immediately following the date of the indemnification or advance.

            H. DIRECTORS' SERVICES TO BENEFIT PLANS. For purposes of this Article, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves service by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to any employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

            SECTION 2. INDEMNIFICATION OF OFFICERS. EMPLOYEES.
AGENTS AND OTHERS.

            A. IN GENERAL. The Corporation shall indemnify and advance expenses to an officer, employee, or agent of the Corporation in the same manner and to the same extent as is provided by Section l of this Article for a director. An officer is entitled to seek indemnification to the same extent as a director.

            B. INDEMNIFICATION FOR SERVICE TO OTHER ENTERPRISES. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Article.

            C. ADDITIONAL RIGHTS TO INDEMNIFICATION. The Corporation may, at the discretion of the Board of Directors in view of all the relevant circumstances, indemnify and advance expenses to a person who is an officer, employee, or agent of the Corporation and who is not a director of the Corporation or a person identified in subsection B of this Section and who is not a director of the Corporation to such further extent, consistent with law, as may be provided by the Articles of Incorporation, by general or specific actions of the Board of Directors, by contract, or as permitted or required by common law.

            SECTION 3. CONTINUING OFFER; RELIANCE: EFFECT OF
AMENDMENT.

            The provisions of this Article are for the benefit of, and may be enforced by, each director, officer, employee, agent or person identified in subsection B of Section 2, the same as if set forth in their entirety in a written instrument duly executed and delivered

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by the Corporation and such person, and constitute a continuing offer to all present and future persons occupying any such position. The Corporation, by its adoption of these Bylaws, acknowledges and agrees that each such person has relied upon and will continue to rely upon the provisions of this Article in agreeing to serve and serving in any of the capacities referred to above, waives reliance upon, and all notices of acceptance of, such provisions by each such person and acknowledges and agrees that no present or future person occupying any such position shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director, officer, employee, agent or person identified in subsection B of Section 2 to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such person, under and in accordance with the provisions of this Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            SECTION 4. INSURANCE.

            The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of this status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under Sections l and 2 of this Article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (l) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

            SECTION 5. SEVERABILITY.

            The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-l of the Texas Business Corporation Act. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer, employee, agent, or person identified in Section 2.B hereof, as to expenses, judgments, fines and amounts paid in settlement with respect to any proceeding, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law. If any provision hereof should be held by a court of competent jurisdiction to be invalid, it shall be limited only to the extent necessary to make such provision enforceable, it being the intent of this Article to indemnify each individual who serves or who has served as a director, officer, employee, agent, or person identified in subsection B of Section 2 to the maximum extent permitted by law.


                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

            SECTION 1. AMENDMENTS. The Board of Directors shall have the power to amend or repeal these Bylaws or adopt new Bylaws, unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Corporation's Articles of Incorporation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation's shareholders may amend, repeal or adopt Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors. The shareholders may amend, repeal or adopt new Bylaws at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat. The directors shall not amend these Bylaws so as to effect a change in the time or place of the meeting for the election of directors within sixty (60) days next before the day on which such meeting is to be held; furthermore, in case of any change of said time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

            SECTION 2. WAIVER. Whenever, under the provisions of any law, the Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholders, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Moreover, attendance at any meeting by a shareholder or director shall constitute a waiver of notice of said meeting by such shareholder or director unless such individual attends the meeting for the specific purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

            SECTION 3. CONFERENCE TELEPHONE MEETINGS. Meetings of shareholders, directors or any committee thereof, may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

            SECTION 4. ACTION BY WRITTEN CONSENT. Any action that may be taken at a regular or special meeting of the shareholders, directors or committees may be taken without a meeting if a consent in writing, setting forth the actions to be taken, shall be signed by all of those persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of said shareholders, directors or committee members. No notice shall be required in connection with the use of a written consent pursuant to this Section.

            SECTION 5. OFFICES. The principal office of the Corporation shall be located in Dallas, Texas unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or as the business of the Corporation may require.

            SECTION 6. RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

            SECTION 7. SEAL. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement entered into by the Corporation, unless otherwise provided by law.

            SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall end at the close of business on the 30th day of June in each year.

            SECTION 9. BOOKS AND RECORDS. The Corporation shall maintain those books and records as provided by statute and as it may deem necessary or desirable. All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The members of the Board of Directors may examine all such books and records at all reasonable times.


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